UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2008

CHINA SKY ONE MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-26059	87-0430322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1706, No. 30 Di Wang Building, Gan Shui Road, Nangang District, Harbin, People’s Republic of China 150001
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 86-451-53994073 (China)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿶ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 9, 2008, Harbin Tian Di Ren Medical Science and Technology Company, a wholly-owned subsidiary of American California Pharmaceutical Group, Inc., our wholly-owned subsidiary, entered into an agreement to acquire Peng Lai Jin Chuang Pharmaceutical Company. The transaction was consummated as of September 5, 2008 (the “Closing Date”). On September 11, 2008, we filed a Form 8-K (the “Form 8-K”) in which we stated that, within 75 days of the Closing Date, we would file an amendment to include (a) audited financial statements for the acquired business for the periods specified in Rule 3-05(b) of Regulation S-X, and (b) the pro forma financial information required under Article 11 of Regulation S-X. Subsequently, we determined that we are not required to file the audited financial statements and pro forma information referred to above (as previously reported in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008). This Amendment No. 1 on Form 8-K/A is being filed to amend the original Form 8-K accordingly.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 5, 2008, Harbin Tian Di Ren Medical Science and Technology Company (“TDR”), a limited liability company organized under the laws of the People’s Republic of China (“PRC”), which is a wholly owned subsidiary of American California Pharmaceutical Group, Inc., a California corporation wholly owned by China Sky One Medical, Inc., a Nevada corporation (the “Registrant”), acquired Peng Lai Jin Chuang Pharmaceutical Company (“Jin Chuang”), a corporation organized under the laws of the PRC, from Peng Lai Jin Chuang Group Corporation, a corporation organized under the laws of the PRC (the “Seller”), pursuant to a Merger and Acquisition Agreement (the “Acquisition Agreement”). The Registrant previously reported entry into the Acquisition Agreement in a Form 8-K filed on June 11, 2008.

Jin Chuang, which has received Good Manufacturing Practice certification from the State Food and Drug Administration of China (“SFDA”), was organized to develop, manufacture and distribute pharmaceutical, medicinal and diagnostic products in the PRC. In connection with the acquisition of Jin Chuang, TDR acquired all of Jin Chuang’s assets, including, without limitation, franchise, production and operating rights to a portfolio of twenty (20) medicines approved by the SFDA, for an aggregate purchase price of approximately $7.1 million, consisting of (i) approximately $2.5 million in cash, and (ii) approximately $4.6 million of shares of common stock of the Registrant (381,606 shares, $.001 par value per share). The acquisition had been approved by China’s Department of Industry and Commerce as of May 23, 2008.

The Seller had no material relationship, other than in respect of the transaction, with the Registrant or any of its affiliates, or any director or officer of the Registrant, or any associate of any such director or officer.

Item 3.02. Unregistered Sales Of Equity Securities.

As partial consideration for the acquisition of Jin Chuang by TDR on September 5, 2008 (as further described in Item 1.01 above), the Registrant issued to the Seller approximately $4.6 million of shares of common stock of the Registrant (381,606 shares, $.001 par value per share).

The Registrant believes that this transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

Item 7.01. Regulation FD Disclosure

A copy of the Registrant’s press release issued on September 10, 2008, regarding the completion of the acquisition and related transactions, is attached hereto as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Merger and Acquisition Agreement*

99.1	Press Release**

* Incorporated by reference to the Registrant’s Form 8-K filed on June 11, 2008
** Incorporated by reference to the Registrant’s Form 8-K filed on September 11, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SKY ONE MEDICAL, INC.
(Registrant)

Date: November 19, 2008	By: /s/ Liu Yan Qing
Liu Yan Qing
Chairman, Chief Executive Officer and President

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